Exhibit 99.1

IDT Corporation Reports Fourth Quarter and Fiscal Year 2023 Results

NRS added a record number of net retail terminals and payment processing accounts during 4Q23 net2phone increased seats served by 21% and subscription revenue by 19% YoY in 4Q23

BOSS Money increased transactions by 42% driving a 36% YoY revenue increase in 4Q23

NEWARK, NJ — October 12, 2023: IDT Corporation (NYSE: IDT), a global provider of fintech, cloud communications, and traditional communications services, today reported results for the fourth quarter and full fiscal year 2023, the three and twelve months ended July 31, 2023.

HIGHLIGHTS

(Throughout this release, unless otherwise noted, results for the fourth quarter of fiscal year 2023 (4Q23) are compared to the fourth quarter of fiscal year 2022 (4Q22) and results for FY2023 are compared to FY2022. All earnings per share (EPS) and other ‘per share’ results are per diluted share.)

●	National Retail Solutions (NRS) added over 1,700 net active point-of-sale (POS) terminals during 4Q23 and over 6,300 during FY2023 to reach approximately 25,700 as of July 31st. Recurring revenue* increased 6% in 4Q23 to $18.8 million led by a 79% increase in merchant services revenue. FY2023 recurring revenue increased 58% to $71.4 million;
●	net2phone added approximately 12,000 net seats served during 4Q23 and 61,000 during FY2023 to reach approximately 352,000 as of July 31st. Subscription revenue* increased 19% in 4Q23 to $17.9 million. FY2023 subscription revenue increased 25% to $66.8 million;
●	BOSS Money remittance volume increased by 42% to 3.79 million transactions during 4Q23 while revenue increased 36% to $22.3 million led by a 46% increase in retail channel revenue. FY2023 BOSS Money revenue increased 38% to $76.9 million;
●	Consolidated revenue decreased 8% in 4Q23 to $304 million while consolidated direct cost of revenue decreased 11% to $211 million. FY2023 consolidated revenue decreased 9% to $1,239 million while the consolidated direct cost of revenue decreased 15% to $876 million;
●	Consolidated income from operations decreased 38% in 4Q23 to $12.0 million. FY2023 consolidated income from operations increased 1% to $60.7 million;
●	Net income attributable to IDT decreased 54% in 4Q23 to $8.0 million. FY2023 net income attributable to IDT increased 50% to $40.5 million;
●	Consolidated Adjusted EBITDA** decreased 25% in 4Q23 to $18.1 million. FY2023 consolidated Adjusted EBITDA increased 9% to $86.2 million;
●	EPS decreased to $0.31 in 4Q23 from $0.66 and Non-GAAP EPS** decreased to $0.36 from $0.67. FY2023 EPS increased to $1.58 from $1.03, and Non-GAAP EPS increased to $1.86 from $1.12;
●	During 4Q23, IDT accelerated its stock repurchases, buying back 231,416 shares of its Class B common stock in market transactions for $5.6 million. During FY2023, IDT repurchased 511,546 Class B shares for $13.1 million. During 1Q24 through October 11th, IDT had repurchased 124,530 shares of Class B common stock for an aggregate purchase price of $2.8 million.

*See ‘Explanation of Key Performance Metrics’ at the end of this release.

**Adjusted EBITDA and Non-GAAP EPS are Non-GAAP financial measures intended to provide useful information that supplements IDT’s or the relevant segment’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures later in this release for an explanation of these terms and their respective reconciliations to the most directly comparable GAAP measures.

1

REMARKS BY SHMUEL JONAS, CEO

“Our results this quarter were highlighted by the continued expansion of our three high-growth, high-margin businesses, while our Traditional Communications segment performed as expected.

“At NRS, we have ramped up our investment to accelerate the growth of the NRS terminal and payment networks, and we delivered record quarterly increases in both net new terminals and net new NRS Pay accounts. With that tailwind, Merchant Services Q4 revenue increased 79% year-over-year. Advertising & Data revenue, while 40% below the year-ago peak, improved sequentially. Advertising & Data revenue increased 7% from the prior quarter and is on track for a larger sequential increase in the current quarter. NRS’ results also reflected our investment in growth initiatives, including the development of new features and functionalities that will help us expand our target market to new verticals within the independent retailer market during the coming year.

“At net2phone, subscription revenue increased 19% year over year, powered by the increase in seats served and an increase in average subscription revenue per seat in Latin America. Here too we are investing in initiatives to expand the business. In the coming quarters, we are preparing to roll out two exciting premium services – net2phone AI and Call Center Essentials – that we expect to enhance ARPU and margins across our markets.

“Within our Fintech segment, BOSS Money, our international remittance business, continued to benefit from the synergies between its retail and direct-to-consumer channels, and from our cross-marketing programs within the larger BOSS ecosystem. Also in our Fintech segment, we’ve begun enrolling customers in our new mobile banking app, Elroy. Elroy is replete with innovative features to help underbanked and unbanked customers integrate into the U.S. financial mainstream while appealing to anyone who despises bank fees but appreciates financial convenience, saving money, and earning interest.

“Within our Traditional Communications segment, we are working to further streamline the operations of our BOSS Revolution Calling and IDT Global businesses while pushing new initiatives to return our IDT Digital Payments business to growth.”

RESULTS BY SEGMENT

Fiscal Quarters	NRS			net2phone			Fintech			Traditional Communications
(In millions)	4Q23	3Q23	4Q22	4Q23	3Q23	4Q22	4Q23	3Q23	4Q22	4Q23	3Q23	4Q22
Revenue	$19.9	$18.1	$19.2	$19.3	$18.4	$16.2	$24.6	$21.8	$18.5	$240.0	$241.0	$274.6
Direct cost of revenue	$2.1	$2.6	$2.7	$3.1	$3.0	$2.5	$11.0	$9.2	$7.4	$195.2	$195.4	$225.3
SG&A expense	$15.4	$12.8	$9.5	$15.2	$14.4	$14.0	$14.8	$13.2	$12.5	$26.3	$26.0	$28.9
Income (loss) from operations	$1.7	$2.1	$6.7	$(0.7)	$(0.4)	$(1.8)	$(1.9)	$(1.3)	$(1.9)	$14.1	$12.9	$18.0
Adjusted EBITDA	$2.4	$2.7	$7.1	$0.9	$1.0	$(0.4)	$(1.2)	$(0.6)	$(1.3)	$18.6	$19.7	$20.5

Fiscal Years	NRS		net2phone		Fintech		Traditional Communications
(In millions)	FY2023	FY2022	FY2023	FY2022	FY2023	FY2022	FY2023	FY2022
Revenue	$77.1	$51.3	$72.4	$58.2	$86.6	$64.6	$1,002.7	$1,190.0
Direct cost of revenue	$8.9	$7.1	$12.0	$10.1	$36.5	$26.1	$818.3	$991.2
SG&A expense	$51.4	$32.1	$57.3	$54.2	$51.9	$43.1	$107.0	$113.3
Income (loss) from operations	$14.4	$11.2	$(2.8)	$(11.1)	$(2.5)	$(6.9)	$61.3	$75.8
Adjusted EBITDA	$16.8	$12.1	$3.0	$(6.1)	$(1.8)	$(4.6)	$77.5	$85.5

2

National Retail Solutions (NRS)

During 4Q23 and 4Q22, the NRS segment contributed 6.6% and 5.9% of IDT’s consolidated revenue, respectively. For FY2023 and FY2022, the corresponding contributions were 6.2% and 3.8%, respectively.

Take-Aways:

●	During 4Q23, NRS added 1,744 net active terminals – a quarterly record. During FY2023, the network expanded by 6,308 net new terminals.
●	During 4Q23, NRS added 1,661 net payment processing accounts, also a record quarterly increase. During FY2023, NRS added 5,459 net payment processing accounts.
●	Merchant Services revenue growth was driven primarily by the increase in net payment processing accounts.

National Retail Solutions (NRS) (Terminals and accounts at end of period. $ in millions, except for revenue per terminal)
	4Q23	3Q23	4Q22	4Q23-4Q22 (% Δ)	FY2023	FY2022	FY2023-FY2022 (% Δ)
Terminals and payment processing accounts
Active POS terminals	25,700	23,900	19,400	+33%
Payment processing accounts	15,800	14,100	10,300	+53%

Recurring revenue
Merchant Services and other	$10.3	$8.7	$5.8	+79%	$32.8	$17.5	+88%
Advertising and Data	$6.2	$5.8	$10.3	(40)%	$30.6	$22.3	+37%
SaaS Fees	$2.3	$2.1	$1.6	+44%	$8.0	$5.6	+45%
Total recurring revenue	$18.8	$16.5	$17.7	+6%	$71.4	$45.3	+58%
POS Terminal Sales	$1.1	$1.6	$1.6	(29)%	$5.7	$6.0	(6)%
Total revenue	$19.9	$18.1	$19.2	+4%	$77.1	$51.3	+50%

Monthly average recurring revenue per terminal*	$253	$237	$316	(20)%	$264	$226	+17%

Income from operations	$1.7	$2.1	$6.7	(75)%	$14.4	$11.2	+29%
Adjusted EBITDA	$2.4	$2.7	$7.1	(66)%	$16.8	$12.1	+38%

3

net2phone

During 4Q23 and 4Q22, the net2phone segment contributed 6.3% and 4.9% of IDT’s consolidated revenue, respectively. For FY2023 and FY2022, the corresponding contributions were 5.8% and 4.3%, respectively.

net2phone (Seats in thousands at end of period. $ in millions)
	4Q23	3Q23	4Q22	4Q23-4Q22 (% Δ, $)	FY2023	FY2022	FY2023-FY2022 (% Δ, $)
Seats	352	340	291	+21%

Revenue
Subscription revenue	$17.9	$17.1	$15.1	+19%	$66.8	$53.6	+25%
Other revenue	$1.4	$1.3	$1.1	+25%	$5.6	$4.6	+20%
Total Revenue	$19.3	$18.4	$16.2	+19%	$72.4	$58.2	+24%

Loss from operations	$(0.7)	$(0.4)	$(1.8)	+$1.1	$(2.8)	$(11.1)	+$8.4
Adjusted EBITDA	$0.9	$1.0	$(0.4)	+$1.3	$3.0	$(6.1)	+$9.1

Take-Aways:

●	net2phone’s year-over-year increase in seats served was powered by continued expansion in key markets led by the U.S., Brazil, and Mexico.
●	In 4Q23, subscription revenue increased 19% year-over-year driven by the robust increase in seats served.
●	In FY2023, subscription revenue increased 25% compared to FY2022, as the increase in seats served was augmented by a 3% increase in subscription revenue per seat including a 6% increase in Latin American markets.

Fintech

During 4Q23 and 4Q22, the Fintech segment contributed 8.1% and 5.6% of IDT’s consolidated revenue, respectively. For FY2023 and FY2022, the corresponding contributions were 7.0% and 4.7%, respectively.

Fintech (Transactions in thousands. $ in millions except for revenue per transaction)
	4Q23	3Q23	4Q22	4Q23-4Q22 (% Δ, $)	FY2023	FY2022	FY2023-FY2022 (% Δ, $)
BOSS Money Transactions	3,793	3,274	2,670	+42%	12,983	9,370	+39%

Fintech Revenue
BOSS Money	$22.3	$19.4	$16.4	+36%	$76.9	$55.6	+38%
Other	$2.3	$2.4	$2.1	+6%	$9.7	$9.0	+7%
Total Revenue	$24.6	$21.8	$18.5	+33%	$86.6	$64.6	+34%

Average revenue per transaction*	$5.87	$5.94	$6.13	$(0.26)	$5.93	$5.93	NC

Loss from operations	$(1.9)	$(1.3)	$(1.9)	NC	$(2.5)	$(6.9)	+$4.4
Adjusted EBITDA	$(1.2)	$(0.6)	$(1.3)	+$0.1	$(1.8)	$(4.6)	+$2.8

4

Take-Aways:

●	In 4Q23, the 42% increase in BOSS Money transactions included a 47% increase in retail transactions driven by expansion of the BOSS Money retail agent network and enhancements to the retailer portal. Digital transactions increased 41%. In FY2023, transactions increased 39% including a 41% increase in retail transactions and a 38% increase in digital transactions.
●	BOSS Money revenue increased 36% in 4Q23 and 38% in FY2023 driven primarily by cross-marketing within the larger BOSS ecosystem and expansion of the retail agent network.

Traditional Communications

During 4Q23 and 4Q22, the Traditional Communications segment contributed 79.0% and 83.6% of IDT’s consolidated revenue, respectively. For FY2023 and FY2022, the corresponding contributions were 81.0% and 87.2%, respectively.

Traditional Communications ($ in millions)
	4Q23	3Q23	4Q22	4Q23-4Q22 (% Δ)	FY2023	FY2022	FY2023-FY2022 (% Δ)
Revenue
IDT Digital Payments	$100.8	$101.0	$112.6	(10)%	$417.1	$473.2	(12)%
BOSS Revolution Calling	$75.4	$77.6	$90.2	(16)%	$322.1	$387.9	(17)%
IDT Global	$55.6	$54.5	$62.9	(12)%	$230.3	$292.4	(21)%
Other	$8.2	$7.9	$8.8	(7)%	$33.2	$36.5	(9)%
Total Revenue	$240.0	$241.0	$274.6	(13)%	$1,002.7	$1,190.0	(16)%

Income from operations	$14.1	$12.9	$18.0	(22)%	$61.3	$75.8	(19)%
Adjusted EBITDA	$18.6	$19.7	$20.5	(9)%	$77.5	$85.5	(9)%

Take-Aways:

●	As in recent prior quarters, the year-over-year decrease in IDT Digital Payments revenue was due to the deterioration of a key international mobile top-up corridor.
●	Although BOSS Revolution Calling and IDT Global’s revenues were relatively unchanged sequentially, the industry-wide decline in the paid minute calling markets will continue to impact revenues and cash flows for the segment in the coming quarters.

NOTES ON FINANCIAL STATEMENTS

Consolidated results for all periods presented include corporate overhead. Corporate G&A expense in 4Q23 increased to $2.6 million from $1.7 million in 4Q22 reflecting an increase in audit and accounting fees and higher employee compensation expense. For FY2023, those same factors as well as increased non-cash stock-based compensation expense drove an increase in corporate G&A to $9.3 million from $7.8 million in FY2022.

As of July 31, 2023, IDT held $152.2 million in cash, cash equivalents, debt securities, and current equity investments. Current assets totaled $387.1 million and current liabilities totaled $294.1 million. IDT had no outstanding debt at the fiscal year-end.

5

Net cash provided by operating activities during 4Q23 was $25.4 million compared to $16.1 million during 4Q22. Exclusive of changes in customer deposit balances at IDT’s Gibraltar-based bank, net cash provided by operating activities during 4Q23 was $27.1 million compared to $22.2 million during 4Q22. The increase in net cash provided by operating activities was primarily due to the timing of operating cash receipts and payments.

Net cash provided by operating activities during FY2023 was $54.1 million compared to $29.4 million in FY2022. Exclusive of changes in customer deposit balances at IDT’s Gibraltar-based bank, net cash provided by operating activities during FY2023 was $58.3 million compared to $45.4 million during FY 2022.

Capital expenditures decreased to $5.9 million in 4Q23 from $8.1 million in 4Q22 and increased to $22.0 million in FY2023 from $21.9 million in FY2022.

IDT EARNINGS ANNOUNCEMENT AND SUPPLEMENTAL INFORMATION

This release is available for download in the “Investors & Media” section of the IDT Corporation website (https://www.idt.net/investors-and-media) and has been filed on a current report (Form 8-K) with the SEC.

IDT will host an earnings conference call beginning at 5:30 PM Eastern today with management’s discussion of results followed by Q&A with investors. To listen to the call and participate in the Q&A, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and request the IDT Corporation call (participant access code: 300767).

A replay of the conference call will be available approximately three hours after the call concludes through October 24, 2023. To access the call replay, dial 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and provide this replay passcode: 49120. The replay will also be accessible via streaming audio at the IDT investor relations website.

ABOUT IDT CORPORATION

IDT Corporation (NYSE: IDT) is a global provider of fintech and communications services through a portfolio of synergistic businesses: National Retail Solutions (NRS), through its point-of-sale (POS) platform, enables independent retailers to operate more effectively while providing advertisers and marketers with unprecedented reach into underserved consumer markets; net2phone provides enterprises and organizations with intelligently integrated cloud communications and contact center services across channels and devices; Our fintech and neo-banking services include BOSS Money, our popular international remittance business, as well as other services that make saving, spending, and sharing money easy and secure; IDT Digital Payments and BOSS Revolution Calling make sharing prepaid products and services and speaking with friends and family around the world convenient and reliable; and, IDT Global and IDT Express enable communications services to provision and manage international voice and SMS messaging.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

CONTACT

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

6

IDT CORPORATION

CONSOLIDATED BALANCE SHEETS

July 31 (in thousands, except per share data)	2023 Unaudited	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$103,637	$98,352
Restricted cash and cash equivalents	95,186	91,210
Debt securities	42,414	22,303
Equity investments	6,198	17,091
Trade accounts receivable, net of allowance for doubtful accounts of $5,642 and $5,328 at July 31, 2023 and 2022, respectively	32,092	39,525
Settlement assets, net of reserve of $1,143 and $554 at July 31, 2023 and 2022, respectively	32,396	31,938
Disbursement prefunding	30,113	21,057
Prepaid expenses	16,638	17,526
Other current assets	28,394	23,625
TOTAL CURRENT ASSETS	387,068	362,627
Property, plant, and equipment, net	38,655	36,866
Goodwill	26,457	26,380
Other intangibles, net	8,196	9,609
Equity investments	9,874	7,426
Operating lease right-of-use assets	5,540	7,210
Deferred income tax assets, net	24,101	36,701
Other assets	10,919	10,275
TOTAL ASSETS	$510,810	$497,094
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$22,231	$28,543
Accrued expenses	110,796	117,109
Deferred revenue	35,343	36,531
Customer deposits	86,481	85,764
Settlement liabilities	21,495	17,659
Other current liabilities	17,761	19,466
TOTAL CURRENT LIABILITIES	294,107	305,072
Operating lease liabilities	2,881	4,606
Other liabilities	3,354	6,588
TOTAL LIABILITIES	300,342	316,266
Commitments and contingencies
Redeemable noncontrolling interest	10,472	10,191
EQUITY:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at July 31, 2023 and 2022	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 27,851 and 27,725 shares issued and 23,699 and 24,112 shares outstanding at July 31, 2023 and 2022, respectively	279	277
Additional paid-in capital	301,408	296,005
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 4,152 and 3,613 shares of Class B common stock at July 31, 2023 and 2022, respectively	(115,461)	(101,565)
Accumulated other comprehensive loss	(17,192)	(11,305)
Retained earnings (accumulated deficit)	24,662	(15,830)
Total IDT Corporation stockholders’ equity	193,729	167,615
Noncontrolling interests	6,267	3,022
TOTAL EQUITY	199,996	170,637
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND EQUITY	$510,810	$497,094

7

IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Year ended July 31 (in thousands, except per share data)	2023 Unaudited	2022	2021
REVENUES	$1,238,854	$1,364,057	$1,446,990
COSTS AND EXPENSES:
Direct cost of revenues (exclusive of depreciation and amortization)	875,734	1,034,430	1,154,048
Selling, general and administrative (i)	276,891	250,481	218,467
Depreciation and amortization	20,136	18,115	17,764
Severance	935	116	452
TOTAL COSTS AND EXPENSES	1,173,696	1,303,142	1,390,731
Other operating (expense) gain, net	(4,415)	(826)	731
Income from operations	60,743	60,089	56,990
Interest income, net	3,147	146	318
Other (expense) income, net	(3,083)	(25,352)	7,916
Income before income taxes	60,807	34,883	65,224
(Provision for) benefit from income taxes	(16,441)	(5,878)	31,667
NET INCOME	44,366	29,005	96,891
Net income attributable to noncontrolling interests	(3,874)	(1,977)	(416)
NET INCOME ATTRIBUTABLE TO IDT CORPORATION	$40,492	$27,028	$96,475

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$1.59	$1.05	$3.78
Diluted	$1.58	$1.03	$3.70

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,517	25,791	25,495
Diluted	25,577	26,356	26,053

(i) Stock-based compensation included in selling, general and administrative expenses	$4,518	$1,930	$1,490

8

IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended July 31 (in thousands)	2023 Unaudited	2022	2021
OPERATING ACTIVITIES
Net income	$44,366	$29,005	$96,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,136	18,115	17,764
Deferred income taxes	12,601	4,801	(32,793)
Provision for doubtful accounts receivable and reserve for settlement assets	2,198	2,330	1,782
Net unrealized loss (gain) from marketable securities	3,368	18,960	(3,262)
Stock-based compensation	4,518	1,930	1,490
Other	3,175	3,379	(4,096)
Changes in assets and liabilities:
Trade accounts receivable	4,726	(8,279)	977
Settlement assets, disbursement prefunding, prepaid expenses, other current assets, and other assets	(17,503)	(21,046)	(6,952)
Trade accounts payable, accrued expenses, settlement liabilities, other current liabilities, and other liabilities	(17,216)	(1,110)	(264)
Customer deposits at IDT Financial Services Limited (Gibraltar-based bank)	(4,200)	(15,966)	(6,906)
Deferred revenue	(2,029)	(2,712)	1,989
Net cash provided by operating activities	54,140	29,407	66,620
INVESTING ACTIVITIES
Capital expenditures	(21,958)	(21,879)	(16,765)
Payments for acquisitions, net of cash acquired	—	(7,552)	(3,673)
Cash acquired from acquisition of interest in variable interest entity	—	—	3,336
Purchase of Rafael Holdings, Inc. Class B common stock and warrant	—	—	(5,000)
Exercise of warrant to purchase shares of Rafael Holdings, Inc. Class B common stock	—	—	(1,000)
Purchase of convertible preferred stock in equity method investment	(840)	(1,051)	(4,000)
Purchases of debt securities and equity investments	(59,872)	(24,454)	(43,187)
Proceeds from maturities and sales of debt securities and redemption of equity investments	49,211	21,157	26,230
Net cash used in investing activities	(33,459)	(33,779)	(44,059)
FINANCING ACTIVITIES
Distributions to noncontrolling interests	(348)	(514)	(848)
Payment for acquisition of warrant in variable interest entity	—	—	(791)
Proceeds from other liabilities	300	2,301	729
Repayment of other liabilities	(2,037)	(1,319)	(108)
Proceeds from sale of redeemable equity in subsidiary	—	10,000	—
Proceeds from borrowings under revolving credit facility	27,383	2,566	—
Repayments of borrowings under revolving credit facility	(27,383)	(2,566)	—
Proceeds from exercise of stock options	172	137	687
Repurchases of Class B common stock	(13,896)	(26,222)	(4,192)
Net cash used in financing activities	(15,809)	(15,617)	(4,523)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash and cash equivalents	4,389	(17,365)	7,656
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	9,261	(37,354)	25,694
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of year	189,562	226,916	201,222
Cash, cash equivalents, and restricted cash and cash equivalents at end of year	$198,823	$189,562	$226,916
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest	$536	$461	$486
Cash payments made for income taxes	$777	$109	$193
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of equity method investment’s secured promissory notes into convertible preferred stock	$4,038	$—	$—
Stock issued to certain executive officers for bonus payments	$615	$—	$—
Liabilities incurred for acquisitions	$—	$7,849	$628
Shares of the Company’s Class B common stock issued for acquisition	$100	$1,000	$—
Cashless exercise of stock options in exchange for shares of the Company’s Class B common stock	$—	$14,930	$—
Stock issued for matching contributions to the 401(k) Plan	$—	$—	$1,042

9

Reconciliation of Non-GAAP Financial Measures for the

Fourth Quarter and Full Fiscal Years 2023 and 2022

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed for 4Q23, 3Q23, 4Q22, and the full fiscal years 2023 and 2022, Adjusted EBITDA and non-GAAP earnings per diluted share (EPS), both of which are non-GAAP measures.

Generally, a non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of non-GAAP EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares. IDT’s measure of non-GAAP net income starts with net income attributable to IDT in accordance with GAAP and adds severance expense, stock-based compensation, and other operating expense, and deducts other operating gains. These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2023 and fiscal 2022 periods.

Management believes that IDT’s Adjusted EBITDA and non-GAAP EPS are measures which provide useful information to both management and investors by excluding certain expenses and non-routine gains and losses that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or capitalized in prior periods. IDT’s Adjusted EBITDA, which is exclusive of depreciation and amortization, is a useful indicator of its current performance.

Severance expense is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

Other operating (expense) gain, net, which is a component of income (loss) from operations, is excluded from the calculation of Adjusted EBITDA and non-GAAP EPS. Other operating (expense) gain, net includes, among other items, gains from the write-off of contingent consideration liabilities, legal fees net of insurance claims related to Straight Path Communications Inc.’s stockholders’ class action, and expense for the indemnification of a cable telephony customer related to a legal settlement. From time-to-time, IDT may have gains or incur costs related to non-routine legal and other matters, however, these various items generally do not occur each quarter. IDT believes the gain and losses from these non-routine matters are not components of IDT’s or the relevant segment’s core operating results.

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Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Adjusted EBITDA and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, and (b) for non-GAAP EPS, diluted earnings per share.

IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2023 (4Q23)
Net income attributable to IDT Corporation	$8.0
Adjustments:
Net income attributable to noncontrolling interests	0.8
Net income	8.8
Provision for income taxes	3.8
Income before income taxes	12.6
Interest income, net	(1.1)
Other expense, net	0.5
Income (loss) from operations	12.0	$14.1	$(0.7)	$1.7	$(1.9)	$(1.2)
Depreciation and amortization	5.1	2.3	1.5	0.7	0.7	-
Severance	0.5	0.4	0.1	-	-	-
Other operating expense, net	0.5	1.8	0.1	-	-	(1.4)
Adjusted EBITDA	$18.1	$18.6	$0.9	$2.4	$(1.2)	$(2.6)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended April 30, 2023 (3Q23)
Net income attributable to IDT Corporation	$6.9
Adjustments:
Net income attributable to noncontrolling interests	0.9
Net income	7.7
Provision for income taxes	3.0
Income before income taxes	10.7
Interest income, net	(0.7)
Other expense, net	0.4
Income (loss) from operations	10.4	$12.9	$(0.4)	$2.1	$(1.3)	$(2.9)
Depreciation and amortization	5.2	2.5	1.4	0.6	0.7	-
Severance	0.1	0.1	-	-	-	-
Other operating expense, net	4.8	4.1	-	-	-	0.6
Adjusted EBITDA	$20.5	$19.7	$1.0	$2.7	$(0.6)	$(2.3)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Three Months Ended July 31, 2022 (4Q22)
Net income attributable to IDT Corporation	$17.2
Adjustments:
Net income attributable to noncontrolling interests	0.7
Net income	18.0
Benefit from income taxes	-
Income before income taxes	18.0
Interest expense, net	0.1
Other expense, net	1.1
Income (loss) from operations	19.2	$18.0	$(1.8)	$6.7	$(1.9)	$(1.9)
Depreciation and amortization	4.8	2.4	1.4	0.4	0.6	-
Other operating expense, net	0.1	-	-	-	-	0.1
Adjusted EBITDA	$24.1	$20.5	$(0.4)	$7.1	$(1.3)	$(1.7)

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IDT Corporation

Reconciliation of Net Income to Adjusted EBITDA

(unaudited) in millions. Figures may not foot or cross-foot due to rounding to millions

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2023 (FY 2023)
Net income attributable to IDT Corporation	$40.5
Adjustments:
Net income attributable to noncontrolling interests	3.9
Net income	44.4
Provision for income taxes	16.4
Income before income taxes	60.8
Interest income, net	(3.1)
Other expense, net	3.1
Income (loss) from operations	60.7	$61.3	$(2.8)	$14.4	$(2.5)	$(9.7)
Depreciation and amortization	20.1	9.4	5.6	2.4	2.7	-
Severance	0.9	0.9	0.1	-	-	-
Other operating expense (gain), net	4.4	5.9	0.1	-	(1.9)	0.3
Adjusted EBITDA	$86.2	$77.5	$3.0	$16.8	$(1.8)	$(9.3)

	Total IDT Corporation	Traditional Communica-tions	net2phone	NRS	Fintech	Corporate
Year Ended July 31, 2022 (FY 2022)
Net income attributable to IDT Corporation	$27.0
Adjustments:
Net income attributable to noncontrolling interests	2.0
Net income	29.0
Provision for income taxes	5.9
Income before income taxes	34.9
Interest income, net	(0.1)
Other expense, net	25.4
Income (loss) from operations	60.1	$75.8	$(11.1)	$11.2	$(6.9)	$(8.9)
Depreciation and amortization	18.1	9.5	5.4	0.9	2.2	0.1
Severance	0.1	0.1	-	-	0.1	-
Other operating expense (gain), net	0.8	0.1	(0.3)	-	-	1.0
Adjusted EBITDA	$79.1	$85.5	$(6.1)	$12.1	$(4.6)	$(7.8)

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IDT Corporation

Reconciliation of Earnings per share to Non-GAAP EPS

(unaudited) in millions, except per share data. Figures may not foot due to rounding to millions.

	4Q23	3Q23	4Q22	FY 2023	FY 2022

Net income attributable to IDT Corporation	$8.0	$6.9	$17.2	$40.5	$27.0
Adjustments (add):
Stock-based compensation	(1.0)	(1.7)	(0.1)	(4.5)	(1.9)
Severance expense	(0.5)	(0.1)	(0.1)	(0.9)	(0.1)
Other operating expense, net	(0.5)	(4.8)	(0.1)	(4.4)	(0.8)
Total adjustments	(2.0)	(6.6)	(0.3)	(9.8)	(2.8)
Income tax effect of total adjustments	(0.7)	(1.8)	-	(2.6)	(0.4)
	1.3	4.8	0.3	7.2	2.4
Non-GAAP net income	$9.3	$11.7	$17.5	$47.7	$29.4

Earnings per share:
Basic	$0.31	$0.27	$0.66	$1.59	$1.05
Total adjustments	0.06	0.19	0.01	0.28	0.09
Non-GAAP - basic	$0.37	$0.46	$0.67	$1.87	$1.14

Weighted-average number of shares used in calculation of basic earnings per share	25.4	25.5	26.0	25.5	25.8

Diluted	$0.31	$0.27	$0.66	$1.58	$1.03
Total adjustments	0.05	0.19	0.01	0.28	0.09
Non-GAAP - diluted	$0.36	$0.46	$0.67	$1.86	$1.12

Weighted-average number of shares used in calculation of diluted earnings per share	25.5	25.6	26.1	25.6	26.4

*Explanation of Key Performance Metrics

NRS’ recurring revenue is NRS’ revenue in accordance with GAAP excluding revenue from POS terminal sales. NRS’ Monthly Average Recurring Revenue per Terminal is a financial metric. Monthly Average Recurring Revenue per Terminal is calculated by dividing NRS’ recurring revenue by the average number of active POS terminals during the period. The average number of active POS terminals is calculated by adding the beginning and ending number of active POS terminals during the period and dividing by two. NRS’ recurring revenue divided by the average number of active POS terminals is divided by three when the period is a fiscal quarter. Recurring revenue and Monthly Average Recurring Revenue per Terminal are useful for comparisons of NRS’ revenue and revenue per customer to prior periods and to competitors and others in the market, as well as for forecasting future revenue from the customer base.

BOSS Money’s Average Revenue per Transaction is also a financial metric. Average Revenue per Transaction is calculated by dividing BOSS Money’s revenue in accordance with GAAP by the number of transactions during the period. Average Revenue per Transaction is useful for comparisons of BOSS Money’s revenue per transaction to prior periods and to competitors and others in the market, as well as for forecasting future revenue based on transaction trends.

net2phone’s subscription revenue is its revenue in accordance with GAAP excluding its equipment revenue and revenue generated by a legacy SIP trunking offering in Brazil. net2phone’s cloud communications offerings are priced on a per-seat basis, with customers paying based on the number of users in their organization. The number of seats served and subscription revenue trends and comparisons between periods are used in the analysis of net2phone’s revenues and direct cost of revenues, and are strong indications of the top-line growth and performance of the business.

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